UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56139	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 West Ray Road Suite 525 Chandler, Arizona	85226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01. Entry into a Material Definitive Agreement.

(a) Indenture and Issuance of 6.00% Convertible Notes due 2025

On December 11, 2020, in connection with a previously disclosed offering, Trinity Capital Inc. (the “Company”) issued $50.0 million in aggregate principal amount of its 6.00% Convertible Notes due 2025 (the “Convertible Notes”). The Convertible Notes were issued pursuant to an indenture, dated as of January 16, 2020 (the “Base Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture, dated as of December 11, 2020 (the “Second Supplemental Indenture,” and together with the Based Indenture, the “Indenture”), between the Company, as issuer, and the Trustee, as trustee.

The sale of the Convertible Notes, at an original issuance price of 97.376% of the aggregate principal thereof, generated net proceeds of approximately $47.1 million, after deducting an initial purchaser’s discount and placement agent fee of approximately $1.3 million payable by the Company and offering expenses of approximately $0.4 million payable by the Company. The offering expenses are estimated and subject to change, and no assurances can be given that actual offering expenses will not exceed such estimated amounts. The Company intends to use the net proceeds from this offering to make investments in accordance with its investment objective and investment strategy and for general corporate purposes.

The Convertible Notes mature on December 11, 2025 (the “Maturity Date”), unless earlier converted or repurchased in accordance with their terms. The Convertible Notes bear interest at a rate of 6.00% per year, subject to additional interest upon certain events, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2021. If an investment grade rating is not maintained with respect to the Convertible Notes, additional interest of 0.75% per annum will accrue on the Convertible Notes until such time as the Convertible Notes have received an investment grade rating of “BBB-” (or its equivalent) or better.

The Convertible Notes will be direct unsecured obligations of the Company and will rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; effectively junior in right of payment to the Company’s existing and future secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries. No sinking fund is provided for the Convertible Notes.

Holders may convert their Convertible Notes, at their option, at any time on or prior to the close of business on the business day immediately preceding the Maturity Date. The conversion rate is initially 66.6667 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $15.00 per share of Common Stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the Maturity Date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances. Upon conversion of the Convertible Notes, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, per $1,000 principal amount of the Convertible Notes, equal to the then existing conversion rate.

At the Company’s option, it may cause holders to convert all or a portion of the then outstanding principal amount of the Convertible Notes plus accrued but unpaid interest, but excluding the date of such conversion, at any time on or prior to the close of business on the business day immediately preceding the Maturity Date, if, following the listing of the Company’s Common Stock on a national securities exchange, the closing sale price of the Common Stock on such national securities exchange for any 30 consecutive trading days exceeds 120% of the conversion price, as may be adjusted. Upon such conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, per $1,000 principal amount of the Convertible Notes, equal to the then existing conversion rate, and a forced conversion make-whole payment, if any, in cash.

In addition, if the Company undergoes a fundamental change (as defined in the Second Supplemental Indenture), holders may require the Company to repurchase for cash all or part of such holders’ Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), as may be applicable to the Company from time to time or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, (ii) comply with Section 18(a)(1)(B) as modified by Section 61(a) of the 1940 Act, as may be applicable to the Company from time to time or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, (iii) provide certain financial information to the holders of the Convertible Notes and the Trustee if the Company ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and (iv) use its commercially reasonable efforts to maintain a rating on the Convertible Notes at all times. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Convertible Notes were offered and sold in reliance on certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D under the Securities Act and Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the investors and the initial purchaser in connection with the sale of the Convertible Notes. The transaction closed on December 11, 2020. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Second Supplemental Indenture and the Convertible Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Supplemental Indenture and the Convertible Notes, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

(b) Registration Rights Agreement

On December 11, 2020, in connection with the closing of the offering and sale of the Convertible Notes described above, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Keefe, Bruyette & Woods for the benefit of the holders of the Convertible Notes and the shares of Common Stock issuable upon conversion of the Convertible Notes.

Under the Registration Rights Agreement and subject to the terms and conditions provided therein, the Company has agreed to use its commercially reasonable efforts to file with or confidentially submit to the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering resales of the Convertible Notes under the Securities Act by the holders thereof, within 180 days after December 11, 2020 (the “Issue Date”) (or if such 180th day is not a business day, the next succeeding business day).

The Company has also agreed to use its commercially reasonable efforts to cause such resale registration statement related to the Convertible Notes to be declared effective by the SEC at the earliest possible time after the initial submission or filing thereof, but in no event later than 270 days after the Issue Date (or if such 270th day is not a business day, the next succeeding business day), and to continuously maintain such resale registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the Registration Rights Agreement.

In addition, under the Registration Rights Agreement and subject to the terms and conditions provided therein, the Company has agreed to file with or confidentially submit to the SEC a registration statement registering under the Securities Act resales of the shares of Common Stock to be issued upon the conversion of the Convertible Notes, including shares issued by stock dividend, stock distribution, stock split or otherwise thereupon at the time of such submission or filing, as soon as reasonably practicable after the later of (i) the completion of an initial public offering of the Company’s equity or equity-linked securities, including the Company’s Common Stock, and the listing of such securities on a national securities exchange (collectively, an “IPO”) and (ii) the date that is 180 days after the Issue Date (or, if such 180th day is not a business day, the next succeeding business day).

The Company has also agreed to use its commercially reasonable efforts to cause such resale registration statement related to the shares of Common Stock to be issued upon Conversion of the Convertible Notes to be declared effective by the SEC no later than six months after the completion of an IPO and concurrently therewith cause such shares of Common Stock to be listed on a national securities exchange, and to continuously maintain such resale registration statement’s effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the Registration Rights Agreement.

Nevertheless, the Company can offer no assurance that it will file any such resale registration statements, that the SEC will ever declare either of such resale registration statements effective, or that the shares of Common Stock issued upon conversion of the Convertible Notes will ever be listed on a national securities exchange.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(a) of this Form 8-K is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth under Item 1.01(a) of this Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events.

On December 14, 2020, the Company issued a press release announcing the closing of the offering and sale of the Convertible Notes. This press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of December 11, 2020, relating to the 6.00% Convertible Notes due 2025, between Trinity Capital Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 6.00% Convertible Notes due 2025 (included as a part of and incorporated by reference to Exhibit 4.1 hereof).
10.1	Registration Rights Agreement, dated December 11, 2020 (Convertible Notes).
99.1	Press Release, dated December 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

December 14, 2020	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Chief Executive Officer